Exhibit 99.1

FOR IMMEDIATE RELEASE

Norfolk Southern to Add New Independent Director to Board via Cooperation Agreement with Shareholder Ancora

ATLANTA, November 14, 2024 – Norfolk Southern Corporation (NYSE: NSC) (“Norfolk Southern” or the “Company”) today announced that it has entered into a cooperation agreement with Ancora Holdings Group, LLC (together with certain of its affiliates, “Ancora”) after constructive engagement. Under the terms of the agreement, Norfolk Southern and Ancora will work together to identify an independent director to join the Company’s Board of Directors (the “Board”). The addition of the new director, who is expected to enhance the Board’s gender diversity and executive leadership experience, will expand Norfolk Southern’s Board to 14 members, including 13 independent members.

“We are making meaningful progress on key operational metrics, as evidenced by our strong third quarter 2024 results in which we drove productivity, grew volumes, and delivered notable margin improvement. Our strategy is unlocking the full value of the business for shareholders, customers, communities, and employees,” said Mark George, chief executive officer of Norfolk Southern. “I am confident that together with Ancora we will find the right independent director to join our Board and support our team as we continue to build on the positive momentum that is underway at Norfolk Southern.”

Frederick D. DiSanto, Chairman and Chief Executive Officer of Ancora, and James Chadwick, President of Ancora Alternatives LLC, added, “In our view, it’s a new day at Norfolk Southern following Board refreshment, management enhancements, and new leadership’s efforts to establish a disciplined and operationally led network. The Company’s focus on governance and its overall progress is further evidenced by the Board’s decisive action with respect to its internal investigation, which we are told has been thorough and wide ranging. The Norfolk Southern of today is on the right track, and we look forward to continuing to support Mark and John’s go-forward actions to drive enhanced value for shareholders and all other stakeholders.”

Pursuant to the cooperation agreement, Ancora has agreed to withdraw its nomination of four director candidates for election at the Norfolk Southern 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). Ancora has also agreed to vote in accordance with the Board’s recommendations in connection with any vote of Norfolk Southern shareholders, including at the 2025 Annual Meeting, and to a standstill provision. The full agreement will be filed on a Form 8-K with the Securities and Exchange Commission.

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About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a customer-centric and operations-driven freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver more than 7 million carloads annually, from agriculture to consumer goods. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country’s population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports in the Gulf of Mexico and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

Cautionary Statement on Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events, such as the composition of our Board or our 2025 Annual Meeting, or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the outcomes, our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “anticipate,” “believe,” “project,” or other comparable terminology. While the Company has based these forward-looking statements on those expectations, assumptions, estimates, beliefs, and projections it views as reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control, including but not limited to: (i) the Company’s ability to successfully implement its operational and productivity initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry; (iii) natural events such as severe weather conditions; (iv) the outcome of claims, litigation, and governmental proceedings involving or affecting the Company, including those with respect to the Eastern Ohio incident; and (v) the nature and extent of the Company’s environmental remediation obligations with respect to the Eastern Ohio incident. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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